Exhibit 99.1

Erie Indemnity Company Reports Election of Board of Directors and Executive Officers

Erie, Pa. — April 22, 2008 — The shareholders of Erie Indemnity Company (NASDAQ: ERIE) at their annual meeting today elected eleven nominees for the Company’s Board of Directors. The persons elected to the Board of Directors are:

•	J. Ralph Borneman Jr., CIC, CPIA, President, Chief Executive Officer and Chairman of the Board, Body-Borneman Insurance & Financial Services, LLC

•	Patricia A. Garrison-Corbin, President and Chairman, P.G. Corbin & Company, Inc.; President and Chief Executive Officer, P.G. Corbin Asset Management, Inc.; Chairman, Delancey Capital Group, LP; Chairman, P.G. Corbin Group, Inc.

•	Jonathan Hirt Hagen, J.D., Vice Chairman, Custom Group Industries

•	Susan Hirt Hagen, Co-Trustee, H.O. Hirt Trusts

•	Thomas B. Hagen, Chairman of the Board of Erie Indemnity Company, Chairman/Owner, Custom Group Industries

•	C. Scott Hartz, CPA, Chief Executive Officer, Hartz Group; Former CEO, PwC Consulting

•	Claude C. Lilly III, Ph.D., CPCU, CLU, Dean, College of Business & Behavioral Science, Clemson University; Former Dean, Belk College of Business Administration, University of North Carolina, Charlotte

•	Lucian L. Morrison, Esq., Independent trustee and consultant in trust, estate, probate and qualified plan matters

•	Thomas W. Palmer, Esq., Managing Partner of the law firm of Marshall & Melhorn LLC

•	Elizabeth A. Vorsheck, Co-Trustee, H.O. Hirt Trusts

•	Robert C. Wilburn, Ph.D., President and Chief Executive Officer, The Gettysburg National Battlefield Museum Foundation

At the Board of Directors meeting on Tuesday, April 22, 2008, the Board re-elected the current executive management team of the Erie Insurance Group and re-elected Thomas B. Hagen as Chairman of the Board. The principal officers re-elected are:

•	John J. Brinling, Jr., CPCU, President and Chief Executive Officer

•	Philip A. Garcia, CPA, FLMI, ACS, Executive Vice President and Chief Financial Officer

•	Michael Krahe, Ph.D., Executive Vice President of Human Development and Leadership

•	George R. Lucore, CPCU, CIC, LUTCF, AAM, AIC, AIM, AIT, Executive Vice President, Field Operations

•	Kevin A. Marti, FSA, CLU, ChFC, Executive Vice President, Erie Family Life Insurance

•	James J. Tanous, Esq., Executive Vice President, Secretary and General Counsel

•	Michael S. Zavasky, CPCU, CIC, ARe, Executive Vice President, Insurance Operations

Erie Indemnity Company provides management services to the member companies of the Erie Insurance Group, which includes Erie Insurance Exchange, Flagship City Insurance Company, Erie Insurance Company, Erie Insurance Property and Casualty Company, Erie Insurance Company of New York and Erie Family Life Insurance Company.

According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 16th largest automobile insurer in the United States based on direct premiums written and the 21st largest property/casualty insurer in the United States based on total lines net premiums written. The Group, rated A+ (Superior) by A.M. Best Company, has over 3.9 million policies in force and operates in 11 states and the District of Columbia. Erie Insurance Group ranked 463 on the FORTUNE 500.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995 Certain forward-looking statements contained herein and in other public statements of the Company involve risks and uncertainties. Those statements may include certain discussions relating to management fee revenue; cost of management operations; underwriting, premium and investment income volume; business strategies; profitability; business relationships, including those between the Company and Erie Insurance Exchange; and the Company’s other business activities during 2008 and beyond. In some cases, you can identify forward-looking statements by terms such as “may,” will,” “should,” “could,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions. These forward-looking statements reflect the Company’s current views about future events, are based on assumptions, and are subject to known and unknown risks and uncertainties that may cause results to differ materially from those anticipated in those statements. Many of the factors that will determine future events or achievements are beyond our ability to control or predict. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.